UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 1, 2015

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)
(318) 388-9000
(Telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)
_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
For information that amends and supplements previously given estimates that we provided on August 5, 2015 regarding the Federal Communications Commission's (the "FCC") Connect America Fund Phase 2 ("CAF II") program, see Item 7.01 of this report.

Item 7.01.	Regulation FD Disclosure
On August 27, 2015, we issued a press release announcing that we had notified the FCC of our acceptance of approximately $500 million of annual support payments under the six-year CAF II program.
We currently expect that the FCC will begin distributing CAF II funding in September or October of 2015, and that we will begin accruing the receipt of this funding in the third quarter of 2015. We now anticipate the incremental impact from this projected CAF II funding will be an additional $150 million of operating revenues and operating cash flow for third quarter 2015, an additional $200 million of operating revenues and operating cash flow for full year 2015, and an additional $0.16 and $0.21 of Adjusted Diluted Earnings Per Share (as described further below) for third quarter and full year 2015, respectively.
Having estimated the CAF II impact on 2015, we also now expect to pay an estimate of our 2015 federal income tax liability by year end 2015. Consequently, we expect the benefit of the projected CAF II funding to our full year 2015 free cash flow to be offset by our payment of higher cash taxes in 2015 than we previously anticipated, resulting in no significant aggregate net change to our previous full year 2015 free cash flow guidance.
For additional information on our acceptance of CAF II funding, and for our general rights and obligations under the CAF II program, please see our (i) press release dated August 27, 2015 filed as Exhibit 99.2 to this report and (ii) our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, respectively. For a description of how we calculate Adjusted Diluted Earnings Per Share (which is a financial measure not recognized under U.S. generally accepted accounting principles), see our earnings release dated August 5, 2015, which is incorporated herein as Exhibit 99.1 to this report.
The third quarter and full year 2015 guidance included in our August 5, 2015 press release speaks as of August 5, 2015 only, and the supplemental information set forth above in this Item 7.01 speaks as of September 1, 2015 only. For a description of certain exclusions and limitations with respect to our publicly disclosed guidance figures, please see our earnings release dated August 5, 2015, which is incorporated herein as Exhibit 99.1 to this report.
Note on Item 7.01 Disclosure
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Note on Forward Looking Statements
Certain non-historical statements made in this report are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to changes in the terms or implementation of the CAF II program; delays in the receipt of funds under such program; court decisions, legislation or regulatory action that impact the federal government’s support payment programs; and other risks and uncertainties described in detail in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of this release, and it based upon, among other things, the existing regulatory and technological environment, industry and competitive conditions, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
The exhibits to this Current Report are listed in the Exhibit Index, which appears at the end of this Current Report and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice-President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: September 1, 2015

Exhibit Index

Exhibit No.	Description
Exhibit 99.1
Press Release of CenturyLink, Inc. dated August 5, 2015, reporting second quarter of 2015 operating results (incorporated by reference to Exhibit 99.1 of CenturyLink’s Current Report on Form 8-K (File No. 001-07784) filed with the Securities and Exchange Commission on August 5, 2015).

Exhibit 99.2*	Press Release of CenturyLink, Inc. dated August 27, 2015, announcing acceptance of CAF II funding.
______________________________

* Exhibit filed herewith.

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